AGREEMENT OF PURCHASE AND SALE (West Citrus Boulevard Stuart FL) THIS AGREEMENT (the “Agreement”) is made as of the 10th day of May, 2019 (the “Effective Date”), between Caulkins Citrus Company, Ltd., a Florida limited partnership (“Seller”), and West Citrus Boulevard Stuart FL, LLC, a Delaware limited liability company (the “Purchaser”). WHEREAS, Seller has agreed to sell and Purchaser has agreed to purchase the Property (as hereinafter defined); NOW, THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the following definitions: “Broker” shall mean: Indiantown Realty Attn: Kevin Powers 15328 Warfield Boulevard Indiantown, FL 34956 (772) 597-3355 Kevin@IndianTownRealty.com “Buyout Agreement” shall mean that certain buyout agreement executed by and between Purchaser, or its permitted assignee, as landlord, and Seller, as tenant, in conjunction with the Lease, in substantially the form attached hereto as Exhibit H and incorporated by reference herein. “Closing Date” shall mean the last day of the Inspection Period, or such earlier time as the parties may agree. “Contracts” shall mean, collectively, any and all service, maintenance, management or other contracts or agreements with third parties relating to or affecting the Property. “Due Diligence Materials” shall mean those materials and information more particularly described on Exhibit D attached hereto and incorporated by reference herein. “Earnest Money” shall mean the sum of Four Hundred Thousand and NO/100 Dollars ($400,000.00), together with all interest accrued thereon. “ESC” shall mean that certain Environmental Services Contract with an effective date of November 17, 2016 by and between Seller and the SFWMD, a copy of which is attached hereto as Exhibit F and incorporated by reference herein.

“Government Payments” shall mean all federal, state and local government payments, benefits and entitlements associated with or applicable to the Property or any crops grown thereon, including without limitation any applicable direct payments or counter-cyclical payments under the Farm Security and Rural Investment Act of 2002, as amended. “Inspection Period” shall mean the period beginning on the Effective Date and ending at 5:00 p.m. local time at the Property on the date that is ninety (90) days after the Effective Date; provided however that Purchaser may extend the Inspection Period by fifteen (15) additional days by written notice to Seller prior to expiration of the initial Inspection Period. “Improvements” shall mean all buildings, structures, gates, fences, roads, levees, ditches, grain bins, silos, other storage bins, together with all other appurtenances or other facilities currently existing on the Property, including without limitation all Irrigation Equipment. “Irrigation Equipment” shall mean all below ground, surface and above ground irrigation equipment at the Property, including without limitation water wells, structuring pumps (including without limitation submersible pumps), motors, casings, risers, above and below ground pipes and pipelines, culverts, drip irrigation equipment and pivot irrigation equipment, accessories and all related power and control units and systems, as applicable. All the Irrigation Equipment shall be deemed to be part of the Improvements to be conveyed to Purchaser. “Land” shall mean that certain real property located in Martin County, State of Florida, comprised of approximately 3,330 gross acres, all as more particularly described on Exhibit A attached hereto and incorporated herein by reference, together all other rights (including without limitation timber rights, mineral rights (if any) and development rights), easements, hereditaments and appurtenances thereunto belonging. “Lease” shall mean that certain lease to have a term commencing as of the Closing Date by and between Purchaser, or its permitted assignee, as landlord, and Tenant in substantially the form attached hereto as Exhibit B attached hereto and incorporated by reference herein. “Personal Property” shall mean certain personal property used by Seller in conducting its operations at the Property that will be conveyed to Purchaser as part of this transaction, if any, as particularly described on Exhibit C attached hereto and incorporated by reference herein. “Property” shall mean the Land, Improvements, and any Personal Property, specifically including without limitation all Water Rights, excepting such property (intellectual and personal property), material, improvements, and equipment that are or will become the property of the SFWMD pursuant to the ESC. “Purchase Price” shall mean the total amount of Fifty Four Million Five Hundred Thousand and NO/100 dollars ($54,500,000.00). “Purchaser’s Address” shall mean: West Citrus Boulevard Stuart FL, LLC c/o Gladstone Land Corporation 2

Attention: Bill Frisbie 1521 Westbranch Drive, Suite 200 McLean, VA 22102 (703) 287-5839 (T) Email: bill.f@gladstonecompanies.com With copy to: Gladstone Land Corporation Attn: Joseph Van Wingerden 1521 Westbranch Drive, Suite 100 McLean, VA 22102 (703) 287-5914 (T) (703) 287-5915 (F) Email: joe.v@gladstoneland.com With additional copy to: Bass Berry & Sims PLC Attention: Robert P. McDaniel, Jr. 100 Peabody Place, Suite 1300 Memphis, TN 38103 (901) 543-5946 (T) (888) 765-6437 (F) Email: rmcdaniel@bassberry.com “Pursuit Costs” shall mean all of Purchaser’s reasonable third party, out of pocket expenditures in connection with the transaction contemplated hereby, including without limitation legal, engineering, loan, appraisal, survey and title fees and expenses. “Related Agreement” shall mean that certain Contribution Agreement dated of even date herewith, by and between Purchaser (as “Recipient”), Seller (as “Contributor”), Gladstone Land Corporation, Gladstone Partners, LLC, and Gladstone Land Limited Partnership, which Related Agreement shall be executed and delivered by the parties simultaneously herewith. The execution and delivery of the Related Agreement by the parties thereto is a condition to the effectiveness of this Agreement. “Seller’s Address” shall mean: Caulkins Citrus Company, Ltd. Attn: George Caulkins 518 Seventeenth St, #2400 Denver, CO 80202 Phone (303) 892-1691 George@GreenDeck.com 3

With copy to: McCarthy Summers Bobko Wood Norman Bass & Melby P.A. Attn: Terence P. McCarthy 2400 SE Federal Hwy Fourth Floor Stuart FL 34997 (772) 286-1700 (T) Email: tpm@mccarthysummers.com “SFWMD” shall mean the South Florida Water Management District, a government entity existing under Chapter 373, Florida Statutes. “Title Company” shall mean: Chicago Title Insurance Company Attn: Melodie T. Rochelle 2701 Emerywood Parkway, Suite 200 Richmond, Virginia 23294 (804) 521-5713 (T) (804) 521-5756 (F) Email: melodie.rochelle@fnf.com “Water Rights” shall mean any and all water and water rights, well(s) and well rights and well structures, ditch(es) and ditch rights and surface rights and interests that are appurtenant to or available for use on or for the benefit of the Property, including without limitation those used to conduct farming operations on the Property and consumptive use and discharge permit(s). 2. Property. Seller hereby agrees to sell and Purchaser, or its designee, hereby agrees to purchase from Seller the Property. 3. Earnest Money. Within three (3) business days after the Effective Date, Purchaser shall deposit the Earnest Money with the Title Company by wire transfer or certified or cashier’s check. Said Earnest Money shall be refundable to Purchaser in accordance with this Agreement. 4. Purchase Price. (a) At the Closing, defined below, all Earnest Money shall be applied to the Purchase Price, and the balance of the Purchase Price, subject to adjustments for credits and debits as set forth in this Agreement, shall be paid to Seller by Purchaser in good funds by wire transfer. (b) Without limiting the foregoing, Seller shall pay the first (1st) full year’s rent due and payable under the Lease out of Seller’s closing proceeds on the Closing settlement statement. At Closing the parties shall enter into an escrow agreement (“Escrow Agreement”) in substantially the same form attached hereto as Exhibit G and otherwise reasonably acceptable to Seller and Purchaser pursuant to which all rent due and payable under the Lease for the third 4

(3rd) lease year will be deposited with Title Company by Seller, held in escrow by Title Company, and disbursed by Title Company in accordance with the terms of the Lease. 5. Inspection Period; Refund of Earnest Money; Due Diligence Materials. (a) Purchaser shall have until the expiration of the Inspection Period to make such determinations with respect to the Property as Purchaser deems appropriate and to elect to either continue or terminate this Agreement, in Purchaser’s sole and absolute discretion, for any reason or no reason. Purchaser may terminate this Agreement, and receive a full refund of the Earnest Money, less $10.00 to be retained by Seller as consideration for entering into this Agreement, by delivering written termination notice to Seller at any time prior to expiration of the Inspection Period. If Purchaser does not so terminate this Agreement, the Earnest Money shall thereafter be refundable to Purchaser only as expressly otherwise set forth in this Agreement, and this Agreement shall remain in effect. (b) Within five (5) days after the Effective Date, Seller shall deliver to Purchaser at Seller’s sole expense the Due Diligence Materials. For each day of Seller’s delay in delivering all of the Due Diligence Materials beyond five (5) days after the Effective Date, the Inspection Period and Closing Date shall (at Purchaser’s option) be extended by one (1) day. Seller shall also promptly provide any other documents or information in Seller’s possession or control relating to the Property, the Lease, the Tenant, or any Contract that is reasonably requested by Purchaser. 6. Costs and Prorations. (a) Purchaser shall pay the costs of any Survey obtained by Purchaser pursuant to Section 9 hereof, the costs of any Phase I environmental report obtained by Purchaser, all expenses incident to any financing obtained for the purchase of the Property, one half (1/2) of the cost of any closing or escrow fee charged by Title Company, and the premium for Purchaser’s Title Policy. Seller shall pay for the preparation and recording of the deed of transfer, the documentary stamp or transfer taxes and one half (1/2) of the cost of any closing or escrow fee charged by Title Company. All other closing costs shall be borne in accordance with the custom in Martin County, Florida with respect to commercial real estate sales. (b) The following shall be prorated between the parties as of the Closing Date: (i) ad valorem property taxes and assessments constituting a lien against the Property for the year in which the Closing occurs and all other unpaid assessments with respect thereto, and (ii) utilities, and operating expenses for the Property for the calendar month (or other applicable period if such rents or other tenant charges are not paid monthly) in which Closing occurs. In the event such proration is based upon a previous year’s taxes or assessment, after Closing, at such time as any of the taxes or assessments are capable of exact determination, the party having the information permitting the exact determination shall send to the other party a detailed report of the exact determination so made. Within thirty (30) days after both Seller and Purchaser shall have received such report, Seller and Purchaser shall adjust the amounts apportioned pursuant to the estimates made at Closing to reflect the exact determinations contained in the report, and Seller or Purchaser, as the case may be, shall pay to the other whatever amount shall be necessary to compensate for the difference. Notwithstanding the foregoing, the Lease is intended to “pass through” all of the foregoing costs and expenses to Seller, as tenant under the 5

Lease, after Closing. As a result, Purchaser, in its discretion, may elect to forego the proration of such items on the settlement statement at Closing, provided that Seller shall be obligated to pay any such items arising prior to or attributable to the period prior to Closing by virtue of Seller’s ownership of the property, and Seller shall be obligated for any such items arising on or after Closing pursuant to the terms of the Lease. The provisions of this section shall survive Closing. 7. Conditions Precedent to Purchaser’s Obligations. Seller acknowledges that as a condition precedent to Purchaser’s obligations hereunder, the following shall occur on or before the Closing Date (or any earlier date indicated below), any of which conditions may be waived by Purchaser in its sole discretion: (a) Purchaser shall have received a current Phase I environmental assessment satisfactory to Purchaser prepared by a competent licensed environmental engineer satisfactory to Purchaser that does not recommend a Phase II environmental assessment and reflecting that there are no hazardous wastes, hazardous materials or fuel (or other storage) tanks located above, on or below the surface of the Land, and that that the Property is in compliance with all applicable environmental laws, ordinances, rules and regulations. (b) Seller shall have delivered to Title Company a subordination, non- disturbance and attornment agreement in customary form and substance as reasonably required by Recipient’s lender with respect to the Lease (the “SNDA”), if any, no later than five (5) days prior to the Closing Date, provided that Purchaser has delivered the SNDA or caused it to be delivered to Seller at least seven (7) days prior to the Closing Date. (c) There shall have been no material adverse change to the financial condition of Seller (who shall be the tenant under the Lease) from the Effective Date to Closing. (d) At or prior to Closing, Seller shall have executed and delivered the Lease to Purchaser, and such Lease shall be in full force and effect in accordance with its terms and conditions. (e) The ESC shall be in full force and effect, and no default or event of default (or act or omission which with the giving of notice or passage of time would constitute an event of default) shall have occurred thereunder. (f) The Title Company shall be irrevocably committed to issue upon Closing a 2006 ALTA form Owner’s Policy of Title Insurance (the “Title Policy”), as evidenced by a “marked up” Title Commitment, defined below, insuring Purchaser as owner of fee simple title to the Property, together with all other property conveyed to Purchaser pursuant to the Related Agreement, if any, subject only to Permitted Exceptions (including any “Permitted Exceptions” under the Related Agreement with respect to any property conveyed thereby defined below), in the amount of $58,000,000.00, and containing such endorsements as Purchaser shall have requested. (g) Subject to Sections 14 and 15 below, there shall have been no material adverse change in the condition of any of the Property (including without limitation any Improvements) after expiration of the Inspection Period and prior to the Closing Date. 6

(h) Each and every representation and warranty of Seller set forth in Section 11 shall be true and correct in all material respects as of the Effective Date, and as of the Closing, as if made at that time, and Seller shall have provided a customary bring down/down date certificate to Purchaser at Closing to that effect, and Seller shall not be in default under any of its other obligations under this Agreement, as of Closing. (i) The Related Agreement shall be in full force and effect and shall not have been terminated, and the closing thereunder shall be taking place simultaneously with the Closing under this Agreement. (j) Seller shall have duly executed and delivered the documents required under Section 21. 8. Closing; Deed. (a) Subject to all preconditions set forth herein, the closing or settlement (“Closing”) of the transaction contemplated hereby, unless terminated in accordance with this Agreement or as otherwise agreed upon by Purchaser and Seller, shall be held via the mails, through the Title Company at 10:00 a.m. on the Closing Date, or such other place and time as the parties may agree in writing. (b) At Closing, Seller shall convey to Purchaser good, marketable and insurable title to the real Property by special warranty deed acceptable to Purchaser and the Title Company (the “Deed”), subject only to (i) standard exceptions for real property taxes not yet due and payable, (ii) the ESC, and (iii) any other matters which are waived by, or acceptable to, Purchaser pursuant to Section 10 below (the “Permitted Exceptions”). The Land description in the Deed shall be the property description from Seller’s vesting deed(s); provided, that if Purchaser obtains a Survey of the Land, Seller also agrees to execute and deliver a recordable Quit Claim Deed to Purchaser at Closing using the Survey description. To the extent necessary and appropriate to convey Water Rights, Seller shall execute and deliver a quit claim deed, assignment of permits or interests or by other appropriate conveyance (“Water Rights Conveyance Instrument”) in addition to the Deed and other instruments provided for herein in customary form and substance reasonably acceptable to Seller and Purchaser provided any such Water Rights Conveyance Instrument has been provided for Seller’s review at least five (5) days prior to Closing. 9. Survey. During the Inspection Period, Purchaser, at Purchaser’s expense, may cause a survey of the Land to be prepared by a surveyor selected by Purchaser (“Survey”). 10. Title. During the Inspection Period, Purchaser shall procure a title insurance commitment in the amount of the Purchase Price covering the Property issued by the Title Company (the “Title Commitment”) and furnish a copy thereof to Seller. Purchaser shall have until the date that is twenty (20) days prior to the expiration of the Inspection Period to object to any matters shown on the Title Commitment or Survey by written notice to Seller (“Title Objection Notice”). Purchaser may also object to any new matters thereafter revealed by a title update by subsequent Title Objection Notice to Seller. Within five (5) business days after receipt of Purchaser’s Title Objection Notice, Seller may provide written notice to Buyer either that Seller elects to cure or satisfy such objections (or commence to cure or satisfy such objections as 7 long as Seller reasonably believes such objections may be cured or satisfied at least two (2) business days prior to Closing), or that Seller elects not to cure or satisfy such objections. In the event that Seller does not deliver written notice to Purchaser regarding title or Survey objections within such five (5) day period, Seller shall be deemed to have elected not to cure all such objections. Notwithstanding anything in this Agreement to the contrary, within five (5) business days after receipt of Seller’s notification (or deemed notification) that Seller elects not to cure a title or Survey objection, Purchaser may terminate this Agreement and receive a full refund of the Earnest Money by delivering written notice of termination to Seller. If Purchaser does not so terminate this Agreement, then any such title or Survey objection which Seller elects not to cure shall be deemed waived by Purchaser and shall be an additional Permitted Exception. If any objection which Seller elects to cure is not satisfied by Seller at least two (2) business days before the scheduled date of Closing, Purchaser shall have the right to terminate this Agreement, in which case the Earnest Money shall be returned to Purchaser and neither party shall have any further rights, obligations or duties under this Agreement. If Seller does cure or satisfy the objections at least two (2) business days prior to Closing, then this Agreement shall continue in effect. Any exception to or defect in title which Purchaser shall elect to waive, or which is otherwise acceptable to Purchaser, shall be deemed an additional Permitted Exception to title at Closing. Seller covenants and agrees not to alter or encumber in any way Seller’s title to the Property after the Effective Date hereof. Notwithstanding anything in this Agreement to the contrary, Seller shall cause any deed of trust, mortgage, deed to secure debt, judgment or other lien for a liquidated sum encumbering the Property to be released at or before Closing. Without limiting any of the foregoing, Purchaser may, in its discretion, elect to cause Title Company to issue a single title commitment covering all real property described in this Agreement and the Related Agreement and deliver a single global Title Objection Notice to Seller. 11. Seller’s Representations, Warranties and Covenants. Seller represents, warrants and covenants to Purchaser that: (a) Other than Seller as tenant under the Lease, the term of which shall commence at Closing, any rights of the SFWMD under the ESC, the Property Management Agreement with Indeeeco, Inc., dated April 10, 2017, the Pasture Lease with CT Cattle dated November 14, 2018, and the Bee Hive Location Land Lease Agreement with Mark McCoy dated January 1, 2019, Seller warrants that there are and there will be no parties in possession of any portion of the Property as lessees, and no other party has been granted an oral or written license, lease, option, purchase agreement or other right pertaining to the use, purchase or possession of any portion of the Property. A true, complete and correct copy of any Contracts affecting the Property and any amendments thereto have been or will be furnished to Purchaser within five (5) days after the Effective Date as part of the Due Diligence Materials. There are no leasing brokerage agreements, leasing commission agreements or other agreements providing for the payment of any amounts, and no commissions due, for leasing activities with respect to the Property. (b) Except as set forth in subsection (a) of this Section 11, Seller is party to no Contracts, and there are no Contracts otherwise arising by, through or under Seller, which encumber or bind the Property or Seller and which will be binding on Purchaser, or which Purchaser will be required to assume, at Closing. 8

(c) A true, correct and complete copy of the ESC is attached hereto as Exhibit F. Seller has not received notice of any default (nor is there any default or act or omission which, with the giving of notice or passage of time would constitute an event of default, to the best of Seller’s actual knowledge) under the ESC. Seller will provide Purchaser with a copy of any notice or communication received from the SFWMD no later than two (2) days of Seller’s receipt of the same (and no event later than the expiration of the Inspection Period). During the period between the Effective Date and Closing Seller shall not terminate the ESC and shall at all times comply with all terms and provisions thereof. (d) The Seller has not received notice of any default (nor is there any default to the best of Seller’s actual knowledge) under any note, mortgage or deed of trust or other security interest or loan document or indebtedness related to or secured by the Property. The execution and delivery of this Agreement, the consummation of the transaction herein contemplated, and the compliance with the terms and provisions hereof will not conflict with or (with or without notice or the passage of time or both) result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, loan agreement or instrument to which the Seller is a party or by which the Seller or the Property is bound, any applicable regulation, or any judgment, order or decree of any court having jurisdiction over the Seller or the Property. (e) The Seller has not received any notice, nor is Seller aware of any violation of any ordinance, regulation, law, statute, rule or restriction relating to the Property. (f) There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any applicable debtor relief laws, or any other litigation contemplated by or pending or threatened against the Seller or the Property. (g) Seller is a limited partnership, duly organized and validly existing under the laws of the State of Florida. Seller has the full right and authority to enter into this Agreement and to transfer all of the Property to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller. The person signing this Agreement on behalf of Seller is authorized to do so. No other signatures or approvals are required to make this Agreement fully enforceable by the Purchaser with respect to the Seller or the Property. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto) will constitute, the valid and legally binding obligations of Seller, enforceable in accordance with their respective terms. (h) Seller has and will convey to Purchaser at the Closing marketable title in fee simple to the Property, subject only to the Lease and the Permitted Exceptions. (i) There is no pending or threatened condemnation or similar proceeding or assessment affecting the Property or any part thereof, nor to the actual knowledge of the Seller is any such proceeding or assessment contemplated or threatened by any governmental authority. There will be no claim against the Property or Purchaser for or on account of work done, materials furnished, and utilities supplied to the Property prior to the Closing Date. To the best of Seller’s actual knowledge, there are no public plans or proposals for changes in road grade, 9 access, or other municipal improvements which would adversely affect the Property or result in any assessment; and no ordinance authorizing improvements, the cost of which might be assessed against Purchaser or the Property, is pending. (j) INTENTIONALLY DELETED. (k) Seller has not entered into any agreement to dispose of its interest in the Property or any part thereof, except to the extent that the SFWMD may claim equipment and items of work as set forth in the ESC and this Agreement. (l) Seller is not a party to any litigation which is still pending, and knows of no threatened litigation, affecting or relating to the Property. To the best of Seller’s actual knowledge, the Property is not in violation in any material respect of any Federal, State or local laws. (m) Except as otherwise provided in, or contemplated by, the ESC, neither the Seller, nor to Seller’s actual knowledge, any other party, has ever caused or permitted any “hazardous material” (as hereinafter defined) to be placed, held, located, or disposed of on, under, or at the Property or any part thereof in forms or concentrations which violate applicable laws and regulations, and, to Seller’s knowledge, neither the Property nor any part thereof has ever been used as a dump or storage site (whether permanent or temporary) for any hazardous material. As used herein, “hazardous material” means and includes any hazardous, toxic, or dangerous waste, substance, or material defined as such in, or for purposes of, the Comprehensive Environmental Response, Compensation Liability Act (42 U.S.C. Section 9601, et seq., as amended) or any other “super fund” or “super lien” law or any other Federal, State, or local statute, or law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability for standards of conduct concerning any substance or material, as presently in effect. The Property does not currently contain any underground or above ground storage tanks and any storage tanks previously located on the Property (whether above ground or below ground) have been removed in accordance with the requirements of all applicable laws with “clean closure” or “no further action” letter(s), or comparable letters, issued by the State of Florida in connection therewith. Without limiting the other provisions of this subsection, there has never been any release or spill of oil, fuel or any other substance stored in storage tanks of any kind on the Property, to the best of Seller’s actual knowledge. (n) Seller shall deliver to Title Company the SNDA in customary form and substance as reasonably required by Purchaser’s lender with respect to the Lease, if any, no later than five (5) days prior to the Closing Date, provided that Purchaser delivers the SNDA or causes it to be delivered to Seller at least seven (7) days prior to the Closing Date. (o) The representations, warranties and covenants set forth in this Section shall survive Closing for a period of one (1) year from the Closing, and after such time shall automatically become void and of no force and effect. 12. Broker and Broker’s Commission. (a) If and only if Closing occurs hereunder, Seller and Purchaser shall pay a commission to the Broker all payable in cash at Closing, all as set forth in a separate agreement 10 between Seller and Broker. Seller and Purchaser shall each pay fifty percent (50%) of such commission. (b) Purchaser and Seller each represent and warrant to the other that, with the exception of the Broker set forth in Section 12(a) above engaged by Seller, neither Seller nor Purchaser have incurred an obligation to any other broker or agent in connection with the transaction contemplated hereby. Each party hereby covenants and agrees to defend, indemnify and hold harmless the other party against and from any and all loss, expense, liability, cost, claim, demand, damage, action, cause of action and suit arising out of or in any manner relating to the alleged employment or use by such party of any real estate broker or agent in connection with this transaction. The provisions of this Section 12(b) shall survive the Closing of this transaction. 13. Survey and Inspection. Purchaser and Purchaser’s agents, employees and independent contractors shall have the right and privilege to enter upon the Property during the Inspection Period to survey and inspect the Property and to conduct soil borings, environmental assessment and toxic waste studies and other geological, engineering, water or landscaping tests or studies or building inspections, all at Purchaser’s sole cost and expense. Purchaser hereby covenants and agrees that Purchaser shall use good faith efforts to insure that neither Purchaser nor Purchaser’s agents, employees and independent contractors interfere with, harm, impede, interrupt, halt, delay, or in any way disturb the regular operation of the enterprise(s) and activities underway at the Property. Purchaser hereby covenants and agrees to indemnify, defend and hold harmless Seller from any and all loss, liability, cost, claim, lien, demand, damage, action, cause of action and suit arising out of or in any manner related to the exercise by Purchaser of Purchaser’s rights under this section (but not from the existence of any condition discovered in the course of Purchaser’s inspections and testing). 14. Eminent Domain. If, after the Effective Date and prior to Closing, Seller shall receive notice of the commencement or threatened commencement of eminent domain or other like proceedings against the Property or any portion thereof, Seller shall immediately notify Purchaser in writing, and Purchaser shall elect within thirty (30) days from and after such notice, by written notice to Seller, one of the following: (a) not to close the transaction contemplated hereby, in which event all Earnest Money shall be refunded to Purchaser and this Agreement shall be void and of no further force and effect; or (b) to close the purchase of the Property contemplated hereby in accordance with its terms but subject to such proceedings, in which event the Purchase Price shall remain the same and Seller shall transfer and assign to Purchaser at Closing all condemnation proceeds and rights to additional condemnation proceeds, if any. If Purchaser elects to purchase after receipt of such a notice, all actions taken by Seller with regard to such eminent domain proceedings, including but not limited to, negotiations, litigation, settlement, appraisals and appeals, shall be subject to the approval of Purchaser, which approval shall not be unreasonably withheld. If Purchaser does not make such election within the aforesaid time period, Purchaser shall be deemed to have elected to close the transactions contemplated hereby in accordance with clause (b) above. 15. Property Damage. If, after the Effective Date and prior to Closing, the Property shall suffer significant damage as the result of fire or other casualty, Seller shall immediately notify Purchaser in writing. In the event said damage results in damage of the improvements situated on the Property in the amount of Ten Thousand and No/100 Dollars ($10,000.00) or 11 greater, Purchaser shall have the right to elect within fifteen (15) days from and after such notice, by written notice, one of the following: (a) not to close the transaction contemplated hereby, in which event all Earnest Money shall be refunded to Purchaser and this Agreement shall be void and of no further force and effect, except with respect to those covenants and obligations that expressly survive termination of this Agreement in accordance with the terms of this Agreement; or (b) to close the purchase of the Property contemplated hereby in accordance with its terms but subject to such damage, in which event the Purchase Price shall remain the same and Seller shall transfer and assign to Purchaser at Closing all insurance proceeds received or to be received as a result of such damage. If Purchaser does not make such election within the aforesaid time period, Purchaser shall be deemed to have elected to close the transactions contemplated hereby in accordance with clause (b) above. In the event less than Ten Thousand and No/100 Dollars ($10,000.00) of damage to the improvements situated on the Property exists, this Agreement shall remain in full force and effect, but, at Closing, Seller shall transfer and assign to Purchaser all insurance proceeds received or to be received as a result of such damage. 16. Condition of Property. Subsequent to the Effective Date and prior to Closing, Seller shall maintain the Property in accordance with its past practices and ordinary maintenance, but shall not be required to provide any extraordinary maintenance. 17. Operations. After the Effective Date and prior to the Closing Date, Seller shall neither enter into any new, nor terminate, modify, extend, amend or renew any existing, lease or service, management, maintenance, repair, employment, union, construction, leasing or other contract or agreement affecting the Property (each, a “New Agreement”) unless Purchaser has approved the same in writing in its sole discretion. 18. Notice. Notices provided for in this Agreement must be (i) delivered personally, (ii) sent by registered or certified mail, postage prepaid, return receipt requested, (iii) sent via a reputable express courier, or (iv) sent by electronic mail during normal business hours with a confirmation copy delivered by another method permitted by this section other than facsimile, addressed as set forth above. Notice sent by U.S. mail is deemed delivered three days after deposit with the U.S. Postal Service. Notice sent by a reputable express carrier is deemed received on the day receipted for by the express carrier or its agent. Notice sent via electronic mail is deemed delivered upon the entrance of such electronic mail into the information processing system designated by the recipient’s electronic mail address set forth above. The addresses of the parties to which notices are to be sent shall be Purchaser’s Address or Seller’s Address, as applicable, as set forth in Section 1 above. Any party shall have the right from time to time to change the address to which notices to it shall be sent to another address, and to specify two additional addresses to which copies of notices to it shall be mailed, by giving to the other party at least five (5) days prior written notice of the changed address or additional addresses. 19. Remedies. If this transaction fails to close by reason of Purchaser’s breach of this Agreement, the Earnest Money shall be retained by Seller as liquidated damages, the parties hereby acknowledging that Seller’s actual damages in such circumstances would be difficult, if not impossible, to determine, and that this liquidated damages provision is neither a penalty nor unreasonable under the circumstances existing as of the Effective Date. Seller expressly acknowledges and agrees that retention of the Earnest Money as provided for herein shall be Seller’s sole and exclusive remedy in the event of Purchaser’s failure to perform its obligations 12 hereunder. By their initials hereto, Seller and Purchaser specifically acknowledge their acceptance and approval of the foregoing liquidated damages provision. __________________ __________________ Seller Purchaser If this transaction fails to close for any reason other than Purchaser’s breach of this Agreement, the Earnest Money shall promptly be refunded to Purchaser. In the event Seller fails or refuses to convey the Property in accordance with the terms hereof, or otherwise fails to perform its obligations hereunder, Purchaser shall have the right to the immediate refund of all Earnest Money together with a reimbursement from Seller of Purchaser’s Pursuit Costs, up to a limit of $60,000.00 total, arising under the transaction contemplated by this Agreement or the Related Agreement, within ten (10) days after Purchaser’s termination of this Agreement, or an action for specific performance of this Agreement together with the Lease and Related Agreement. Other rights and remedies available at law for Seller’s breach, including an action for damages, shall be available to Purchaser only if an action for specific performance is not available due to the actions of Seller. Seller waives the right to assert the defense of the lack of mutuality in any suit for specific performance instituted by Purchaser. Without limiting the foregoing, Purchaser shall also be entitled to obtain its attorneys’ fees and costs in connection with enforcing its rights and remedies under this Agreement. 20. Time of Essence. Time is of the essence of this Agreement. 21. Closing Obligations. At or prior to Closing, each party shall deliver to the other party appropriate evidence to establish the authority of such party to enter into and close the transaction contemplated hereby, including without limitation a closing statement prepared by the Title Company and approved by Purchaser and Seller. Seller also shall execute and deliver to the Title Company at Closing, for it to hold in escrow pending Purchaser’s payment of the Purchase Price and other required deliveries to escrow as described below in this section: (i) the Deed; (ii) a certificate with respect to Section 1445 of the Internal Revenue Code stating, among other things, that Seller is not a foreign corporation as defined in the Internal Revenue Code and I.R.S. Regulations; (iii) the General Assignment substantially in the form attached hereto as Exhibit E and incorporated by reference herein; (iv) Seller’s representation and warranty downdate certificate required under Section 7; (v) the Water Rights Conveyance Instrument (defined below), if applicable, (vii) the closing documents as required from Seller under the Related Agreement, (viii) the Escrow Agreement, (ix) the Buyout Agreement and (x) other documents reasonably necessary or appropriate to complete and evidence the transaction contemplated hereby, as reasonably requested by Purchaser or the Title Company, including without limitation a customary title company owner’s affidavit. Purchaser shall execute and deliver to the Title Company at Closing, for it to hold in escrow pending the required deliveries to escrow as described in this section: (i) the Lease, (ii) the closing documents as required from Purchaser under the Related Agreement, (iii) the Escrow Agreement, (iv) the Buyout Agreement and (v) other documents reasonably necessary or appropriate to complete and evidence the transaction contemplated hereby, including but not limited to such documents as reasonably requested by Seller or the Title Company. 13

22. Environmental Services Contract. The parties hereby acknowledge that all parties have received a copy of the ESC, reviewed its contents and had the opportunity to discuss with legal counsel, understand that the ESC shall not be assigned to Purchaser. The parties further acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, the Property shall not include any property owned, or which may in the future be owned, by the SFWMD under the ESC or otherwise, and that Seller shall only convey to Purchaser the Property and property interests which Seller owns and SFWMD does not own or claim in the future pursuant to the ESC. The understandings and obligations set forth in this Section shall survive closing and shall not merge into the Deed. 23. Entire Agreement. This Agreement constitutes the entire agreement of the parties regarding the subject matter hereof and may not be amended except by written instrument executed by Purchaser and Seller. All prior understandings and agreements between the parties are deemed merged herein. 24. Headings. The section headings are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope or content of this Agreement or any provision hereof. 25. Possession. Seller shall deliver actual possession of the Property at Closing, subject to the Lease, the ESC, and the other matters set forth in Section 11(a). 26. Applicable Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida and venue for any civil action brought hereunder shall lie in Martin County, Florida. 27. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns as the case may be, and Purchaser shall have the right to assign its rights hereunder and thereafter be released from any further liability hereunder. 28. Surviving Clauses. The provisions of this Agreement relating to the ESC, tax prorations after Closing, the parties’ mutual indemnification for broker commissions under Section 12, Purchaser’s indemnification obligations with respect to its entering upon the Property prior to Closing, Seller’s representations, covenants, and warranties in Section 11 as limited therein, Seller’s agreement to cooperate with a SEC Rule 3-14 audit, Seller’s covenant not to encumber the Property subsequent to the date hereof, ESC-related terms and any other covenants or obligations which this Agreement contemplates to survive Closing, shall not merge into the Deed but instead shall survive any Closing pursuant to this Agreement. Except as set forth in this Section 28 or as otherwise contemplated by this Agreement, no other provision of this Agreement shall survive the Closing of this transaction. 29. Press Releases and Public Announcements. Seller agrees that it shall not issue any press release or public announcement or any other disclosure concerning this Agreement or the transaction contemplated hereby without the prior consent of the Purchaser. Purchaser agrees that it shall not state or use the Seller’s name, the SFWMD, or the term “water farm,” “water farming,” or variations on such terms, in any press release or public announcement except to the 14 extent deemed appropriate or necessary by Purchaser in compliance with applicable law, rule or regulation, including without limitation any disclosure obligations applicable to Gladstone Land Corporation. The provisions of this section shall survive closing. 30. Tax Deferred Exchange. Either party may structure the purchase or sale of the Property as a like kind exchange under Internal Revenue Code Section 1031, at the exchanging party’s sole cost and expense. The non-exchanging party shall reasonably cooperate therein, provided that the non-exchanging party shall incur no material costs, expenses or liabilities in connection with the exchanging party’s exchange, and the non-exchanging party shall not be required to take title to or contract for purchase of any other property. If the exchanging party uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of the exchanging party hereunder shall not relieve, release or absolve the exchanging party of its obligations to the non-exchanging party hereunder. The exchanging party shall reimburse the non-exchanging party for all reasonable out-of-pocket expenses, if any, incurred by the non-exchanging party in effectuating the exchanging party’s exchange. 31. Non-Solicitation. From and after the Effective Date, Seller shall not market the Property for sale, or solicit or accept any back-up offers with respect to the sale of the Property. 32. Rule 3-14 Audit. Seller agrees to reasonably cooperate, at no cost or expense to Seller, with Purchaser in connection with any SEC Rule 3-14 audit that Purchaser may conduct with respect to the Property within one year after the Closing Date. 33. Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. Unless otherwise specified, the last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time at the Property. 34. Counterparts. This Agreement may be executed in one or more counterparts and such counterparts taken together shall constitute one and the same document. For purposes of this Agreement a facsimile or electronic signature shall be deemed as valid and enforceable as an original. [COUNTERPART SIGNATURE PAGE(S) TO FOLLOW] 15

IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year first above written. SELLER: PURCHASER: CAULKINS CITRUS COMPANY, LTD., WEST CITRUS BOULEVARD STUART a Florida limited partnership FL, LLC, a Delaware limited liability company By: Citrus Managers, LLC, a Colorado limited liability company, its General Partner By: Gladstone Land Limited Partnership, a Delaware limited partnership, its sole member By: and manager Name: George P. Caulkins III By: Gladstone Land Partners, LLC, a Delaware limited liability company, its General Title: Manager Partner By: Gladstone Land Corporation, a Maryland corporation, its Manager By: Name: Title: 16

EXHIBIT A LAND Those certain parcels of property located in Martin County, Florida having the following Tax Parcel ID #s: Total Acres: 3,330 17

EXHIBIT B LEASE See attached 18

EXHIBIT C PERSONAL PROPERTY INCLUDED IN THIS SALE NONE. 19

EXHIBIT D DUE DILIGENCE MATERIALS (a) Plans, drawings, specifications and engineering and architectural studies and work (including “as built” plans and drawings, if any) in Seller’s possession with regard to improvements on the Property; (b) Any appraisals and surveys, title policy(ies) or title work of the Property obtained during the period during which Seller has owned the Property or otherwise in Seller’s possession; (c) Operating budgets or financial statements relating to the use and operation of the Property for the two (2) most recent complete calendar years and the current year; (d) Income and expense statements relating to the use and operation of the Property for the two (2) most recent complete calendar years and the current year-to-date; (e) Copies of any current lease and any amendments or proposed amendments thereto; (f) Copies of all correspondence in Seller’s possession relating to any lease or Government Payments; (g) Real estate tax bills and statements for the current year and the previous two (2) years with respect to the Property; (h) Utility bills for the Property for the two (2) most recent complete calendar years and the current year-to-date; (i) Copies of insurance certificates with respect to the Property; (j) Copies of all of the Contracts and any amendments or proposed amendments thereto; (k) Copies of any soil boring or other similar engineering reports with respect to the Property obtained during the period during which Seller has owned the Property in Seller’s possession; (l) Any environmental assessment report or study with respect to the Property in Seller’s possession; (m) Copies of any warranties relating to any Improvements or Personal Property (including without limitation Irrigation Equipment) included in the Property; (n) Any information in Seller’s possession or control from any governmental agency or authority regarding the Property or adjacent properties; 20

(o) Copies of all notices and correspondence received by Seller or otherwise known to Seller (excluding non-material day to day correspondence with SWFMD related to the ESC) from any governmental agency of authority regarding the Property or adjacent properties; (p) Copies of all notices and correspondence received by Seller (or otherwise known by Seller) from third-parties claiming an interest or right in and to the Property, or any portion thereof; (q) Copies of all certificates, applications, permits or other documents related to or evidencing Water Rights associated with the Property or any portion thereof; (r) Copies of any well, pump and water quality tests done by Seller (or otherwise known by Seller) over the past three (3) years; and (s) An inventory of all wells and pumps located on the Property, together with the location, age, and output of each. 21

EXHIBIT E GENERAL ASSIGNMENT THIS GENERAL ASSIGNMENT (this “Assignment”) is entered into as of the ____ of ____________, 20___ (the “Effective Date”), between _______________________ (“Assignor”), whose address is ___________________________, and ________________________ (“Assignee”), a _________________________ whose address is ______________________________________________________. 1. Purchase Agreement; Defined Terms. This Assignment is being executed and delivered pursuant to that certain Agreement of Purchase and Sale between _______, as Purchaser, and ________________, as Seller, dated as of _______________, 201___ (the “Purchase Agreement”). Any capitalized term used but not otherwise defined herein shall have the meaning set forth in the Purchase Agreement. 2. Assignment and Conveyance. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby bargains, sells, conveys, grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the following in accordance with the terms and conditions of the Purchase Agreement and subject to the terms of the ESC: i. All Personal Property; ii. All Irrigation Equipment; iii. All warranties, guarantees, bonds, licenses, building permits, certificates of occupancy, zoning certificates, and other governmental permits and licenses to and in connection with the construction, development, ownership, use, operation or maintenance of the Property or any part thereof, to the extent the same are assignable; and iv. All Water Rights. 3. Assignor Indemnity. Assignor agrees to indemnify, defend and hold Assignee harmless from and against any and all claims, damages, demands, causes of action, liabilities, judgments, losses, costs and expenses asserted against or incurred by Assignee caused by the failure of Assignor to perform any obligation under any of the Contracts, including without limitation the ESC. 4. Power and Authority. Each party represents and warrants to the other that it is fully empowered and authorized to execute and deliver this Assignment, and the individual signing this Assignment on behalf of such party represents and warrants to the other that he or she is fully empowered and authorized to do so. 5. INTENTIONALLY DELETED. 22

6. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns. 7. Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument. 8. Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Florida. IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written. ASSIGNOR ____________________________________ ____________________________________ By: Title: ASSIGNEE _____________________________________ _____________________________________ By: Title: 23

EXHIBIT F Environmental Services Contract See attached. 24

EXHIBIT G Agricultural Lease Escrow Agreement See attached. 26257137.13 26257137.17 25